UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 17, 2009
Date of Report (Date of earliest event reported)

NICOR INC.
(Exact name of registrant as specified in its charter)

Illinois	1-7297	36-2855175
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

1844 Ferry Road
Naperville, Illinois 60563-9600
 (Address of principal executive offices) (Zip Code)

(630) 305-9500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement.

On April 17, 2009, the membership of International Brotherhood of Electrical Workers Local 19 (the “Union”) ratified a new labor contract with Northern Illinois Gas Company d/b/a Nicor Gas Company (“Nicor Gas”), the local distribution company subsidiary of Nicor Inc.  Approximately 1,400 employees of Nicor Gas are members of the Union.  The new labor contract will have a term of March 1, 2009 through February 28, 2014.  Among other things, the new labor contract will provide for general wage increases of 3.00% effective March 1, 2009 and March 1, 2010, 3.50% effective March 1, 2011, 3.00% effective March 1, 2012 and 3.25% effective March 1, 2013 and for changes to various employee benefits.  A copy of the memorandum of agreement between the Union and Nicor Gas, which sets forth the material terms to be included in the new labor contract, is provided as Exhibit 10.01 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits.

(d)	Exhibits

10.01	Memorandum of Agreement Reached in Collective Bargaining

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nicor Inc.

Date	April 17, 2009	/s/ KAREN K. PEPPING
Karen K. Pepping
Vice President and Controller
(Principal Accounting Officer and Duly Authorized Officer)

Exhibit Index

Exhibit
Number	Description of Documents

10.01	Memorandum of Agreement Reached in Collective Bargaining